SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒ Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD  21784
(410) 970-7800
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on Monday, June 12, 2017.  The Annual Meeting will begin at 9:00 a.m. local time at our headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784.

The business to be presented for action at the Annual Meeting is described in the Proxy Statement.  We urge you to read the Proxy Statement carefully.  In addition to the formal items of business, I will be available at the meeting to answer your questions.

As permitted by the rules of the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder.  As a result, some of you will receive an Important Notice Regarding Availability of Proxy Materials instead of paper copies of the Proxy Statement and our Annual Report.  The notice contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

We look forward to seeing you at the meeting.

Very truly yours,

Dr. Roger L. Hagengruber
Chair of the Board

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD  21784

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
Monday, June 12, 2017

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of GSE Systems, Inc. (the "Company") will be held on Monday, June 12, 2017, at 9:00 a.m. local time, at our headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784, and thereafter as it may from time to time be adjourned, for the purposes stated below:

1.	To elect two Class I directors to serve until the 2020 Annual Meeting and until their respective successors are elected and qualified;

2.	To approve a non-binding resolution regarding the frequency for future advisory votes on the compensation of the Company's named executive officers;

3.	To approve a non-binding resolution regarding the Company's named executive officer compensation;

4.	To ratify the appointment by the Audit Committee of the Board of Directors of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017; and

5.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 19, 2017, as the record date for the Annual Meeting.  Owners of the Company's common stock at the close of business on that day are entitled to receive this notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.  Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders.  We urge you to read the Proxy Statement carefully.

If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to help us plan for the Annual Meeting.

By Order of the Board of Directors

Daniel W. Pugh
General Counsel and Secretary
Sykesville, Maryland
April 25, 2017

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD  21784
(410) 970-7800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on Monday, June 12, 2017

GENERAL ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting (the "Annual Meeting") of stockholders of GSE Systems, Inc. (the "Company" or "GSE Systems") to be held on Monday, June 12, 2017 at 9:00 a.m. local time at our headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784.  Proxies are hereby being solicited by the Board of Directors.  The notice of the Annual Meeting will be mailed to stockholders on or about April 25, 2017, which will be the date electronic materials are first made available to the stockholders.

Electronic Document Delivery

Why didn't I receive paper copies of the proxy materials in the mail?

As permitted by the rules of the Securities and Exchange Commission ("SEC"), we are now primarily furnishing proxy materials and annual reports to our stockholders on the Internet, rather than mailing paper copies of the Proxy Statement and the Annual Report to each stockholder.  If you received only an Important Notice Regarding the Availability of Proxy Materials (the "Notice") by mail, you will not receive a paper copy of these proxy materials unless you request one.  Instead, the Notice will instruct you on how you may vote your shares.  The Notice will also instruct you as to how you may access your proxy card to vote over the Internet.  If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

Annual Meeting Business

What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to vote on the following proposals at the Annual Meeting:

1.	Election of two Class I directors to serve until the 2020 annual meeting of stockholders and until their successors are elected and qualified;

2.	A non-binding resolution regarding the frequency for future advisory votes on the compensation of the Company's named executive officers;

3.	A non-binding resolution to approve the Company's named executive officer compensation;

4.	Ratification of the appointment of BDO USA, LLP, as the Company's independent registered public accounting firm for the year ending December 31, 2017; and

5.	Any other matters properly brought before the meeting or any adjournment thereof.

Our Board unanimously recommends that the stockholders vote FOR the nominees for Class I directors, James H. Stanker and John D. Fuller, an annual frequency for proposal 2, and FOR proposals 3 and 4.

What vote is required to approve each proposal?

Conduct of business at the Annual Meeting, requires the presence of a quorum of stockholders.  A quorum is achieved if stockholders holding at least a majority of our outstanding common stock as of the close of business on April 19, 2016 (the "Record Date") are present at the Annual Meeting, in person or by proxy.  Abstentions and broker non-votes will be counted as present for purposes of determining whether we have a quorum for the conduct of business.

Proposal 1:  Election of Directors.  To be elected to the Board of Directors, a nominee for Director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.  There are two Class I directors to be elected at the Annual Meeting and two individuals have been properly nominated.  Abstentions and broker non-votes have no impact on the outcome of the election of directors.  The nominees for Class I directors are James H. Stanker and John D. Fuller.

Proposal 2:  A Non-Binding Resolution Setting the Frequency for Future Advisory Votes on the Compensation of the Company's Named Executive Officers.  Proposal 2 presents three options for the frequency of future advisory votes on executive compensation.  The option receiving the largest number of the votes cast will be considered as the recommendation of the stockholders.  Abstentions and broker non-votes will not affect the outcome of the voting for this proposal.  Although non-binding, the Board of Directors will carefully review and consider the voting results.

Proposal 3:  A Non-binding Resolution to Approve the Company's Named Executive Officer Compensation.  The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast.  Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.  This proposal is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results.

Proposal 4:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The approval of Proposal 4 requires the affirmative vote of a majority of the votes cast.  Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.

The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except:  (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

Voting and Proxies

Who may vote at the Annual Meeting?

All stockholders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), on the Record Date will be entitled to vote at the Annual Meeting.  At the close of business on the Record Date, the Company had 19,183,968 shares of Common Stock outstanding and entitled to vote.

How many votes do I have?

You are entitled to cast one vote for each share of Common Stock owned by you on the Record Date on all matters properly brought before the Annual Meeting.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent (the "Transfer Agent")), there are four ways to vote:

Telephone Voting:  You may vote by telephone by calling the toll-free telephone number indicated in the Notice or if you received a proxy card, by following the instructions on the proxy card.  Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet Voting:  You may vote electronically over the Internet by logging on to the website indicated in the Notice, or if you received a proxy card, by following the instructions on the proxy card.  Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail:  If you received your proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement.  The proxy holders will vote your shares according to your directions.  If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting:  You may cast your vote in person at the Annual Meeting.  Written ballots will be passed out to anyone who wants to vote in person at the meeting.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. local time on June 11, 2017.  Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and, therefore, not be counted.

Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.  You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy.  If you are present at the Annual Meeting and desire to vote in person, your vote by proxy will not be counted.

How do I vote if I hold my shares in "street name?"

If you hold shares in "street name," you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee.  If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Will my shares be voted if I do not provide my proxy?

If you are the stockholder of record and you do not vote or provide a proxy, your shares will not be voted.

If your shares are held in street name, your broker can only cast a vote on your behalf on "routine" matters under applicable NYSE MKT rules.  Your broker may not vote your shares on non-routine matters unless they have received voting instructions from you.  Shares for which a broker submits a proxy card without vote are referred to as a "broker non-vote".

The Election of Directors, the non-binding resolution regarding the frequency of for future advisory votes on executive compensation, and the non-binding resolution to approve the Company's executive compensation are not considered to be "routine" matters, and your broker may not vote your shares with respect to these proposals without receiving voting instructions from you.  The proposal to ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for fiscal year 2017 is considered a "routine" matter, and your broker may vote your shares even if you do not provide them with voting instructions on that proposal.

Can I change my mind after I vote?

Yes.  If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy and prior to the deadline for submitting a vote by telephone or Internet;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person after giving notice to the Secretary of the Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

Other Meeting Information

Could the Annual Meeting be postponed?

If a quorum is not present or represented at the Annual Meeting, the Chair of the meeting or the stockholders entitled to vote at the meeting have the power to postpone the meeting.  The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting.

Who bears the cost of soliciting proxies?

The Company will bear the cost of preparing, assembling and mailing the Notice and requested proxy materials and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting the Notice and requested copies of the proxy materials to the beneficial owners of our shares.  In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone.  The Company does not plan to employ a professional solicitation firm with respect to items to be presented at the Annual Meeting.

Where are the Company's principal executive offices?

The principal executive offices of the Company are located at 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784, and our telephone number is (410) 970-7800.

How can I obtain additional information about the Company?

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the "2016 Form 10-K"), as filed with the SEC, including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Act, but without exhibits.  A list describing the exhibits not contained in the 2016 Form 10-K will be furnished with the 2016 Form 10-K.  Please address all written requests to GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784, Attention:  Corporate Secretary.  Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company's reasonable expenses incurred in furnishing the requested exhibits.  In addition, the 2016 Form 10-K can be found on the Company's website, www.gses.com, under Investors/Financial Information, and you may also view proxy materials or request paper copies online at www.proxyvote.com using the information and instructions provided in the notice that was mailed to you.

Do any of the officers or directors have a material interest in the matters to be acted upon?

To the best of our knowledge, no directors, officers, or any of their associates have a material interest, direct or indirect, in any matters to be acted upon at the Annual Meeting, other than with respect to the executive compensation proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

Voting Securities and Principal Holders Thereof

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of the Record Date by (1) all beneficial owners of 5% or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the "Named Executive Officers"); and (4) all executive officers, directors and nominees of the Company as a group.  The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the "SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose.  SEC rules deem a person to be the beneficial owner of any securities which that person has the right to acquire within 60 days of the Record Date.  The Common Stock is the only class of voting securities of the Company.  Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784.

Name of Beneficial Owner	GSE Common Stock Amount and Nature of Beneficial Ownership (A)(1)		Percent of Class (B)(1)
Beneficial Owners:
NGP Energy Technology Partners II, L.P. 1700 K St. NW, Suite 750 Washington, DC 20006	2,616,525	(2)	13.6%

Jack Silver, Sherleigh Associates Inc. Profit Sharing Plan, Silver Investment Partners, LP, and RS Partners I LLC 80 Columbus Circle PH76A New York, NY 10023	1,574,563	(3)	8.2%

PVAM Perlus Microcap Fund L.P. Fifth Floor, 37 Esplanade St. Helier, Jersey Channel Islands JE1 2TR	1,340,129	(4)	7.0%

Needham Asset Management, LLC 445 Park Avenue New York, NY 10022	960,000	(5)	5.0%

Board and Management
Kyle J. Loudermilk	358,485	(6)	1.9%
Christopher D. Sorrells	327,629	(7)	1.7%
Bahram Meyssami	118,432	(8)	*
Roger L. Hagengruber	91,000	(9)	*
Joseph W. Lewis	73,749	(10)	*
Jane Bryant Quinn	71,118	(11)	*
Suresh Sundaram	9,459	(12)	*
James H. Stanker	5,616	(13)	*
Directors and Executive Officers as a group (13 persons)	1,379,770	(14)	7.2%

*	Less than one percent.
(A)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC.

(B)	Applicable percentages are based on 19,183,968 shares outstanding on April 19, 2017, adjusted as required by rules promulgated by the SEC.
(1)	Assumes for each beneficial owner and for directors and executive officers as a group that (i) all options that may be exercised within 60 days of the Record Date are exercised in full only by the named beneficial owner or members of the group and (ii) no other options are exercised.
(2)	Based on a Schedule 13D/A filed with the SEC on May 17, 2012 by NGP Energy Technology Partners II, L.P., on its own behalf and on behalf of NGP ETP II, L.L.C., Energy Technology Partners, L.L.C., and Philip J. Deutch. The Reporting Persons disclaim beneficial ownership over the securities reported except to the extent of the Reporting Persons' pecuniary interest therein.
(3)	Based on a Schedule 13G filed with the SEC on February 27, 2017, by Jack Silver as (a) Trustee of the Sherleigh Associates Inc. Profit Sharing Plan, which owns 1,432,694 shares of Common Stock, (b) general partner of Silver Investment Partners, LP, which owns 33,495 shares of Common Stock, and (c) a beneficial owner of 108,374 shares of Common Stock owned by RS Partners I LLC.
(4)	Based on a Schedule 13G/A filed with the SEC on February 10, 2017, by PVAM Perlus Microcap Fund L.P., as beneficial owner of the Common Stock. The Common Stock is held in an account for which Pacific View Asset Management (UK) LLP (of which PVAM Holdings Ltd. is the managing member) acts as investment manager, but disclaims beneficial ownership.
(5)	Based on a Schedule 13G filed with the SEC on February 14, 2017, by Needham Asset Management, LLC as the managing member of Needham Investment Management L.L.C., which serves as investment advisor to various series of The Needham Funds, Inc. and the general partner to certain private investment funds. All securities reported in the Schedule 13G are owned by advisory clients of Needham Investment Management L.L.C. Other than Needham Aggressive Growth Fund, a series of The Needham Funds, Inc., none of the advisory clients individually own more than 5% of the outstanding Common Stock.
(6)	Includes 358,485 shares of Common Stock owned directly by Mr. Loudermilk.
(7)	Includes 286,629 shares of Common Stock owned directly by Mr. Sorrells and 41,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Sorrells.
(8)	Includes 118,432 shares of Common Stock owned directly by Mr. Meyssami.
(9)	Includes 30,000 shares of Common Stock owned directly by Dr. Hagengruber and 61,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Hagengruber.
(10)	Includes 12,749 shares of Common Stock owned directly by Mr. Lewis and 61,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Lewis.
(11)	Includes 4,285 shares of Common Stock owned directly by Ms. Quinn and 66,833 shares of Common Stock issuable upon exercise of stock options held by Ms. Quinn.
(12)	Includes 5,000 shares of Common Stock owned directly by Dr. Sundaram and 4,459 shares of Common Stock issuable upon vesting of restricted share units held by Dr. Sundaram.
(13)	Includes 5,616 shares of Common Stock issuable upon vesting of restricted share units held by Mr. Stanker.
(14)	Includes 979,862 shares of Common Stock owned directly by the directors and executive officers, 389,833 shares of Common Stock issuable upon exercise of stock options held by the directors and executive officers, and 10,075 shares of Common Stock issuable upon vesting of restricted share units held by the directors and executive officers.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Independent Directors

Name		Age	Title
Roger L. Hagengruber	(1)(3)	74	Director, Chair of the Board
Joseph W. Lewis	(1)(2)	82	Director
Jane Bryant Quinn	(2)(3)	78	Director, Chair of the Compensation Committee
James H. Stanker	(1)(2)	59	Director, Chair of the Audit Committee
Suresh Sundaram	(3)	51	Director, Chair of the Nominating Committee
John D. ("Jack") Fuller	(4)	66	Nominee

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nominating Committee
(4) Nominee for election to the Board of Directors as an Independent Director

Directors who are also Executive Officers

Name	Age	Title
Kyle J. Loudermilk	49	Chief Executive Officer, President, and Director
Christopher D. Sorrells	48	Chief Operating Officer and Director

Executive Officers

Name	Age	Title
Paul T. Abbott	50	Senior Vice President – Training; President – Hyperspring
Sean M. Fuller	51	Senior Vice President – Sales
Gill R. Grady	59	Senior Vice President – Marketing and Business Development
Bahram Meyssami	55	Chief Technology Officer
Emmett A. Pepe	52	Chief Financial Officer
Daniel W. Pugh	50	Senior Vice President, General Counsel and Risk Management Officer, Secretary

Background of Directors and Executive Officers and Qualifications of Directors

Biographical information with respect to the directors and executive officers of GSE Systems is set forth below.  There are no family relationships between any directors or executive officers.  Dr. Hagengruber advised the Board of Directors on December 8, 2016, that he will not stand for reelection at the Annual Meeting in light of his desire to retire as a director at the end of his term.

Independent Directors

John D. ("Jack") Fuller – Mr. Fuller is a candidate for election as an independent director of GSE Systems.  Mr. Fuller retired as Chairman of the Board of GE Hitachi Nuclear Energy ("GEH"), a global alliance that is headquartered in Wilmington, North Carolina, in July 2011.  Mr. Fuller has over 15 years in the nuclear industry serving in senior leadership positions covering new power plant development, nuclear services, fuels, enrichment and related nuclear technologies.  He previously served as President and CEO of the GEH alliance, CEO of Global Nuclear Fuels and as the CFO for nuclear business of General Electric Company.  Mr. Fuller's previous assignments with GE were in multiple business disciplines of the Aircraft Engine business, the Aerospace business, the Information Technology and Energy segments.  He initially joined GE in 1972.  Mr. Fuller also spent a few years as Corporate Controller of Mead Corporation.  In his 38 plus year career, Mr. Fuller held senior leadership assignments in general management, business development, strategic planning, finance, product development and plant operations.

Mr. Fuller was active on the boards of both the Nuclear Energy Institute in Washington, DC, and the World Nuclear Association in London, England.  Prior to retirement, he was actively engaged in supporting nuclear industry initiatives on a global basis.  Mr. Fuller also has served on a variety of for profit and not for profit boards during the past 15 years, with committee assignments in the areas of finance, audit, quality, compensation development, strategic planning, executive development and board leadership.  Mr. Fuller was elected Chairman of the Board for several of these boards.  He is a native of northern Ohio, and earned a Bachelor degree in Aeronautics/Math from Miami University, Oxford, Ohio.

Mr. Fuller's broad and deep experience in the nuclear industry make him an ideal candidate for election as an independent director of GSE Systems.  He will be able to contribute valuable business and industry insight and strategic guidance to the executive leadership team and to his fellow directors.

Joseph W. Lewis – Mr. Lewis has served as a director of the Company since March 2000.  In 1998, Mr. Lewis retired from Johnson Controls, Inc. after 39 years of service, including his tenure from 1986 to 1998 as Executive Vice-President with responsibilities for its Controls Group.  Mr. Lewis served as a director of Wheaton Franciscan Services, Inc., an integrated multi-location health care provider from 1991 to 2009, serving as its Treasurer from 1993 to 2002 and as its Chair of the Board from 2003 to 2009.

As a former senior executive to a company in our industry, Mr. Lewis brings management experience, leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Lewis has a deep understanding of the Company and its operations, having served on our Board since 2000 and as Chair of the Audit Committee from 2003 to 2016.  Mr. Lewis's experience makes him a valued and important contributor to our Board.

Jane Bryant Quinn – Ms. Quinn has served as a director since May 2008.  Ms. Quinn is one of the nation's leading experts on personal finance.  She currently writes a monthly column for AARP and has authored several books on personal finance.  She is the co-founder of DailyVoice.com, an online community news company.  Ms. Quinn has many awards to her credit, including an Emmy Award for outstanding coverage of news on television and the Gerald Loeb award for distinguished lifetime achievement in business and financial journalism.  She has been named by the World Almanac as one of the 25 most influential women in the United States.  She served on the boards of the Harvard School of Public Health, the Jerome Levy Economics Institute of Bard College, and her alma mater, Middlebury College.  She is currently a director of Bloomberg L.P., the financial services company.

Ms. Quinn, as one of the nation's leading experts on personal finance, brings financial knowledge and business acumen to our Board.  Ms. Quinn's experience makes her a valued and important contributor as a Board member and as Chair of the Compensation Committee.

James H. Stanker – Mr. Stanker has served as a director of the Company since August 2016.  Mr. Stanker has more than 30 years of strategic audit expertise and financial leadership with multinational corporations in the technology, manufacturing, and commercial product industries.  Most recently, he concluded a sixteen-year career at Grant Thornton LLP, where he served in various leadership capacities, including audit partner, professional practice director for the Atlantic Coast market, and global head of audit quality for the firm's international organization.  Prior to Grant Thornton, Mr. Stanker served terms as the Chief Financial Officer of a NASDAQ-listed technology company and as the Chief Financial Officer of a privately-held life science startup.  He started his career as an auditor with Touche Ross in the early 1980's.  Mr. Stanker earned a Master of Business Administration from California State University, East Bay, and a B.S. degree in Aeronautics from San Jose State University.  He is a Certified Public Accountant (inactive).

Mr. Stanker's career accomplishments in financial services and audit enables him to provide broad financial expertise and technology leadership as member of the Board and the Compensation Committee, and to play a critical role as a financial expert on, and as Chair of, the Company's Audit Committee.

Suresh Sundaram, Ph.D. – Dr. Sundaram has served as a director of the Company since September 2016.  Dr. Sundaram has more than 25 years of experience in product development, sales operations, and market leadership, focused on simulation technology.  In August 2016 he was appointed Senior Vice President – Products and Marketing at Exa Corporation, a publicly-traded simulation software company focused on product engineering solutions.  Prior to Exa, Dr. Sundaram held a variety of leadership roles during a twenty-year career at Aspen Technology, a publicly-traded process software company, where most recently he was Senior Vice President of Products and Market Strategy.  Dr. Sundaram earned his Master of Science and Ph.D. degrees in Chemical Engineering from the Massachusetts Institute of Technology (MIT) and a Bachelor of Science degree in Chemical Engineering from the Indian Institute of Technology (IIT), Bombay.

Dr. Sundaram brings a wide range of applicable experience and knowledge to his role as a member of the Board, particularly with respect to providing strategic guidance regarding product development and marketing.  He also serves as Chair of the Nominating Committee.

Directors who are also Executive Officers

Kyle J. Loudermilk – Mr. Loudermilk joined the Company in August 2015 as the CEO and President and also serves as a member of the Board of Directors.  He is a technology executive whose 25 year career has focused on growing technology companies through organic growth, geographic expansion and M&A, creating significant shareholder value along the way.

Mr. Loudermilk was the VP of Operations – Technology from 2013 to 2015 and VP of Corporate Development from 2005 to 2009 at MicroStrategy, a company focused on business intelligence, big data, and mobile identity solutions.  From 2009 to 2012 he was the VP of Product Management at Datatel, now known as Ellucian, a firm focused on higher education solutions, growing the company significantly through new product introduction during his tenure.  Mr. Loudermilk held management roles including VP of the Design and Simulation Business Unit and VP of R&D/Operations at Aspen Technology.  He began his career as a Process Engineer for Mobil Oil Corporation.  He earned his B.S. and M.S. from Columbia University in chemical engineering, and is an alumnus of Harvard Business School having completed The General Manager Program.

Mr. Loudermilk's extensive experience in leading and providing strategic guidance to technology driven organizations enables him to contribute valuable perspective and first-hand knowledge as a Board member.

Christopher D. Sorrells – Mr. Sorrells has served as our Chief Operating Officer since August 2015 and as a member of our Board of Directors since March 2012.  From 2005 to 2015, Mr. Sorrells served in multiple roles, including Managing Director and Operating Partner, at an affiliated fund of NGP Energy Capital Management, a premier investment franchise in the natural resources industry with $16.5 billion in cumulative capital under management since inception.  Prior to NGP, Mr. Sorrells worked at Clarity Partners, a private equity firm based in Los Angeles.  Before Clarity Partners, Mr. Sorrells worked as an investment banker in New York for six years, first as an Associate with Salomon Smith Barney and eventually as a Principal with Banc of America Securities.  Mr. Sorrells is also Vice Chairman of the board of directors of Renewable Energy Group, one of the largest publicly traded global producers of biofuels, and also serves as Chairman of the Compensation Committee and as a member of the Governance Committee.  Mr. Sorrells holds a M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.

Mr. Sorrells' financial background and the extensive operational knowledge and expertise he gained working with a variety of energy, power, and clean technology companies make him a skilled advisor, who provides critical insight into operations, strategic planning, and financial matters.

Executive Officers

Paul T. Abbott – Mr. Abbott is the President of Hyperspring LLC, a GSE subsidiary.  He has been a principal of Hyperspring helping grow that business since 2007.  Prior to joining Hyperspring, he was a senior reactor operator at two different U.S. nuclear facilities and served in the U.S. Navy.  He earned his B.S. in Nuclear Engineering Technology from Excelsior College.

Sean M. Fuller – Mr. Fuller is GSE Systems' Senior Vice President of Sales.  Mr. Fuller specializes in delivering value to the power industry as he has done for more than 25 years for the General Electric Company ("GE") and affiliated companies.  He joined GSE on March 22, 2016, from GEH, a global company serving the nuclear industry where he served as the Regional Vice President of Sales for Fuel and Services and prior to that as Vice President Global Services Sales.  From 2010 until he joined the Company, Mr. Fuller had responsibility for delivering $350 million of annual sales for GEH's nuclear business as the Global Services Sales Leader for reactor maintenance and asset management and the VP of Regional Sales for Fuel & Services in the U.S.  In both roles he led a team of sales people focused on delivering value to the commercial nuclear power industry that support orders and backlog growth for GEH.  In addition to commercial sales Mr. Fuller also lead the relationship aspect of the operation for marketing and customer focused innovation.  He holds a B.S. in Mechanical-Nuclear Engineering from Worcester Polytechnic Institute and is a certified Six Sigma Black Belt.

Gill R. Grady – Mr. Grady has served as a Senior Vice President since September 1999 and is currently responsible for the Company's Marketing and Business Development.  Prior to September 1999, he was responsible for Eastern European, Process Industry and Department of Energy business operations.  He has also held numerous senior management positions in business operations, marketing and project management with the Company as well as several administrative functions such as investor relations, human resources, contract administration and information technology.  He has been employed by the Company or predecessor companies since 1980.

Bahram Meyssami, Ph.D. – Dr. Meyssami joined the Company as its Chief Technology Officer on December 1, 2015.  He brings to GSE more than 25 years of experience in complex enterprise-level software development and delivery for engineering, education, and analytics.  From February 2012 until he joined the Company, Dr. Meyssami was the Senior Director of Data Analysis in the Office of Analytics at the University of Maryland University College.  He served as Director of Software Development, Technology at Ellucian, Inc. (formerly Datatel, Inc.) from March 2010 to January 2012.  Before that he was Vice President, Technology for Three Stage Media, Inc. (formerly BDMetrics) from July 2005 to February 2010.  In general, he has held multiple technology leadership roles in several organizations developing state-of-the-art software technology and growing effective technology teams focused on delivery of customer-aligned value.  He holds a B.S., a M.S., and a Ph.D. in chemical engineering from the University of Maryland College Park.

Emmett A. Pepe – Mr. Pepe joined the Company on July 1, 2016, from MicroStrategy, Inc., a publicly-traded enterprise-analytics, mobile, and security software company.  Since 2012, Mr. Pepe had served as MicroStrategy's Senior Vice President – Finance and Worldwide Controller, overseeing MicroStrategy's financial activities including accounting, financial reporting, tax, and treasury.  From 2007 to 2012, Mr. Pepe served as Vice President – Accounting and Corporate Controller at BroadSoft, Inc., a software and services company that enables telecommunications service providers to deliver hosted, cloud-based unified communications to their enterprise customers.  While at BroadSoft, Mr. Pepe was responsible for overall global accounting, SEC reporting, tax, treasury, human resources, and facilities, and was part of the executive management team that took BroadSoft public in 2010.  Mr. Pepe also has held a number of senior financial leadership positions with various other companies including Software AG, webMethods, Inc., British Telecom Inc., Concert Communications Company, and MCI Communications Corporation.  Mr. Pepe has a Bachelor of Science degree in Accounting from Penn State University and is a Certified Public Accountant.

Daniel W. Pugh – Mr. Pugh joined the Company as its Senior Vice President, General Counsel and Risk Management Officer, and Corporate Secretary on February 1, 2016.  He is a business attorney with more than 22 years of experience working with technology-enabled software and service companies.  Mr. Pugh's core areas of expertise are licensing software, negotiating contracts, developing and commercializing technology, establishing intellectual property, and creating best in class corporate practices.  From October 2010 through January 2016, Mr. Pugh served as General Counsel of ANCILE Solutions, Inc., a leading workforce performance improvement enterprise software company, where he was responsible for all legal and corporate matters and operational risk management.  Prior to that he served as General Counsel of Synthetic Genomics, Inc., a biotechnology and biofuels research and development company, and as Counsel to other public and private businesses.  He holds a Bachelor of Science degree from the Massachusetts Institute of Technology, a Juris Doctorate degree from the University of Maryland Carey School of Law, where he served as Executive Editor of the Maryland Law Review, and a M.B.A. degree from the University of Maryland Smith School of Business.  Mr. Pugh also is a Certified Financial Risk Manager (FRM).

CORPORATE GOVERNANCE

The Board of Directors

The Board oversees the business affairs of the Company, monitors the performance of management and elects the executive officers of the Company.  The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations.  Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings.

The Company's Certificate of Incorporation provides that the Board is divided into three classes, as nearly equal in number as possible, that serve staggered three-year terms.  The stockholders elect at least one class of directors annually.

One of the current Class I directors (James H. Stanker) is standing for re-election for a three-year term at the Annual Meeting, and one new Class I director will be elected to a three-year term at the Annual Meeting.  The other Class I director, Roger Hagengruber, has advised the Board that he plans to retire at the end of his term.  Class II directors (Joseph W. Lewis and Jane Bryant Quinn) serve until the 2018 Annual Meeting and their successors are duly elected and qualified.  Class III directors (Suresh Sundaram, Kyle Loudermilk, and Christopher Sorrells) serve until the 2019 Annual Meeting and their successors are duly elected and qualified.

Independence

The Board reviews the independence of its members on an annual basis.  No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company.  The Board is subject to the standards of independence of the NYSE MKT rules.  As a result of its annual review of independence of the Board, the Board determined that Joseph W. Lewis, Jane Bryant Quinn, James H. Stanker, and Suresh Sundaram meet the NYSE MKT independence standards and that all of the members of the Audit Committee meet the applicable NYSE MKT heightened standards for audit committee independence.  The Board also determined that Mr. John D. Fuller meets the NYSE MKT independence standards.

Board Leadership Structure

Dr. Hagengruber currently serves as Chair of the Board of Directors.  Mr. Loudermilk currently serves as Chief Executive Officer of the Company.  The Company believes it is the Chair's responsibility to lead the Board of Directors and the Chief Executive Officer's responsibility to lead the day-to-day operations of the Company.  As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have a Chair who is responsible for leading the Board, which allows the Chief Executive Officer to focus on running the Company.  This separation of responsibilities ensures that there is no duplication of effort between the Chair and Chief Executive Officer.  We believe this separation of leadership provides strong leadership for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and stockholders.

In addition, the non-management directors meet at the end of every Board meeting in executive session.  The executive sessions of non-management directors are presided over by the Chair of the Board.  Any director may request an executive session of non-management directors to discuss any matter of concern.

Board's Role in Oversight

While the Board oversees risk management, Company management is charged with managing risk.  The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls at least annually.  Management communicates with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed.  Directors are free to, and indeed often do, communicate directly with senior management.  The Board implements its risk oversight function both as a whole and through Committees.  The Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, and accounting matters.  The Audit Committee oversees the audit function and the Company's ethics programs.  The Audit Committee members meet separately with representatives of the Company's independent registered public accounting firm.  The Compensation Committee evaluates the risks and rewards associated with the Company's compensation philosophy and programs.  The Nominating Committee selects and recommends to the full Board nominees for election as directors.

Meetings of the Board of Directors

The Board held eight meetings during the fiscal year ended December 31, 2016.  During the 2016 fiscal year, no director attended less than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she was a director) and (2) the total number of meetings held by all committee(s) of the Board on which she or he served (during the periods that he/she served).

Board Member Attendance at Annual Meetings

The Company encourages, but does not require, all of its directors to attend the Annual Meeting of Stockholders, and four directors attended the Annual Meeting in 2016.

Committees of the Board of Directors

The Board has three standing committees:  the Audit Committee, the Compensation Committee, and the Nominating Committee.  As an NYSE MKT listed company, we are subject to the NYSE MKT listing standards.  The Company is required under the NYSE MKT listing standards to have a majority of independent directors and all of the members of the audit committee are required to comply with additional, heightened independence standards applicable to service on such committee.

Audit Committee – The Audit Committee consists of Messrs. Hagengruber, Lewis, and Stanker (Chair), each of whom meets the general as well as the heightened independence standards set by applicable SEC rules and the NYSE MKT listing standards.  In addition, the Board has determined that Mr. Stanker and Mr. Lewis are "audit committee financial experts" as defined by applicable SEC and NYSE MKT rules.  The Audit Committee operates under a written charter adopted by the Board.  Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements.  The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon and the Committee is responsible for overseeing the conduct of these activities.  The Audit Committee makes recommendations to the full Board concerning the engagement of the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm and reviews the adequacy of the Company's internal accounting controls.  The Audit Committee met five times during fiscal year 2016.  See "Audit Committee Report" below.  The Audit Committee Charter is available on our website at www.gses.com.

Compensation Committee – The Compensation Committee consists of Mr. Lewis, Ms. Quinn (Chair), and Mr. Stanker.  Mr. Lewis, Ms. Quinn, and Mr. Stanker are "independent" directors as that term is defined by applicable NYSE MKT listing standards.  The Compensation Committee is responsible for recommending to the full Board the compensation for the Company's executive officers, including the granting of awards under the Company's Long-Term Incentive Plan.  The Compensation Committee met four times during fiscal year 2016, and members of the Compensation Committee provided further advice and recommendations to the Board as a whole on Compensation Committee matters at Board meetings.  The Compensation Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Nominating Committee – The Nominating Committee consists of Dr. Hagengruber, Ms. Quinn, and Dr. Sundaram (Chair).  All three members are "independent" directors as that term is defined by applicable NYSE MKT listing standards.  The Nominating Committee selects and recommends to the full Board nominees for election as directors.  The Nominating Committee met three times during fiscal year 2016, and members of the Nominating Committee provided further advice and recommendations to the Board as a whole on Nominating Committee matters at Board meetings.  The Nominating Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Communications with the Board of Directors

The Board desires to foster open communications with its security holders regarding issues of a legitimate business purpose affecting the Company.  The Board has adopted policies and procedures to facilitate written communications by stockholders to the Board.  Persons wishing to write to our Board, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784.

The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.  Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of the Company.  Any correspondence received that is addressed generically to the Board will be forwarded to the Chair of the Board, with a copy to the Chair of the Audit Committee.

Stockholder Proposals

To be considered for inclusion in the Company's proxy materials for next year's annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a stockholder proposal must be submitted in writing by December 26, 2017, to the Company's principal executives offices c/o Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, the Company's bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company's proxy statement.  Such proposals, including the information required by the bylaws, must be received at the Company's principal executive offices c/o Corporate Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784, no earlier than February 12, 2018, and no later than March 14, 2018.  If the date of the 2018 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2017 Annual Meeting, stockholders must give notice on or before the close of business on the 10th day following the day on which the Company's notice of the date of the meeting was mailed or other public disclosure of the annual meeting date is first made.  A stockholder's notice to the Company must set forth, as to each matter the stockholder proposes to bring before an annual meeting, the information required by the Bylaws, which have been publicly filed with the SEC.

If a stockholder fails to give notice of a stockholder proposal as required by the Bylaws or other applicable requirements (including those attendant to the Exchange Act), then the proposal will not be included in the proxy statement for our 2018 annual meeting of stockholders and the proposal will not be presented to the stockholders for a vote at the 2018 annual meeting of stockholders.

Copies of the Company's Bylaws are available to stockholders without charge upon request to the Corporate Secretary at the Company's address set forth above.

Stockholder Nominations of Directors

The Nominating Committee will consider nominees for director who are submitted by stockholders.  All nominations must be made in accordance with the Bylaws.  Written notice of all stockholder director nominees proposed for election at the 2018 Annual Meeting must be received at the Company's principal executive offices c/o Corporate Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784, no earlier than February 12, 2018, and no later than March 14, 2018.  If the date of the 2018 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2017 Annual Meeting, stockholders must give notice of all stockholder director nominees on or before the close of business on the 10th day following the day on which the Company's notice of the date of the meeting was mailed or other public disclosure of the annual meeting date is first made.  A stockholder's nomination of a director must set forth the information required by the Bylaws, which have been publicly filed with the SEC, including:

•	the name and address of the nominating stockholder as they appear on the Company's books and of the beneficial owner, if any, on whose behalf the nomination is being made,

•
the class and number of shares of the Company that are owned by the nominating stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the nominating stockholder's notice, and a representation that the nominating stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a description of any agreement, arrangement or understanding with respect to such nomination between or among the nominating stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the nominating stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the nominating stockholder's notice by, or on behalf of, the nominating stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the nominating stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the nominating stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a representation that the nominating stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

•
a representation whether the nominating stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.  The foregoing is qualified in its entirety by reference to Section 2.7 of the Bylaws, which have been publicly filed with the SEC.

The Nominating Committee will apply the same criteria when considering stockholder nominees as it does to Company nominated candidates.

Each director nominee will be evaluated considering the relevance to the Company of the director nominee's skills and experience, which must be complimentary to the skills and experience of the other members of the Board.  Although the Nominating Committee does not have a formal policy regarding diversity, in considering director candidates, the Nominating Committee considers such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of members who have various types of experience (industry, professional, public service).  Each director nominee is evaluated in the context of the Board's qualifications, as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound business judgment.

Certain Relationships and Related Party Transactions

It is the Company's policy that any transactions with related parties are to be reviewed and approved by the Company's Audit Committee, with the exception of officer compensation which is approved by the Compensation Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers of the Company and its subsidiaries and a Conduct of Business Policy for directors, officers and employees of the Company and its subsidiaries.  It is the Company's intention to disclose any waivers of such Code of Ethics or Conduct of Business Policy on the Company's website at www.gses.com.  The Company will provide a copy of such Code of Ethics and Conduct of Business Policy to any person upon written request made to the Corporate Secretary in writing to the following address:  GSE Systems, Inc., Attn: Corporate Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, MD  21784.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires any person who was one of our executive officers, directors or who owned more than ten percent (10%) of any publicly traded class of our equity securities at any time during the fiscal year (the "Reporting Persons"), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the NYSE MKT.  These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to the Company during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, we believe that all forms were filed in a timely manner in 2016.

AUDIT COMMITTEE REPORT

The Audit Committee has:

•
reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2016, with management and with BDO USA, LLP, the Company's independent registered public accounting firm for 2016, who represented to the Audit Committee that the Company's consolidated financial statements for the year ended December 31, 2016, were prepared in accordance with U.S. Generally Accepted Accounting Principles;

•
discussed with BDO USA, LLP, the matters required under applicable professional auditing standards and regulations by the Public Company Accounting Oversight Board ("PCAOB") Statement on Auditing Standards No. 1301, Communications with Audit Committees;

•
received the written disclosures and the letter from BDO USA, LLP, required by the applicable requirements of the PCAOB regarding BDO USA, LLP's communications with the Audit Committee concerning independence, including Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with BDO USA, LLP its independence from the Company and its management;

•
discussed with BDO USA, LLP, the overall scope and plans of their audit.  The Committee met with BDO USA, LLP, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting;

•
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC; and

•
selected BDO USA, LLP, as the Company's independent registered public accounting firm for the year 2017.  Such selection is being submitted for ratification by the stockholders at the Annual Stockholders' Meeting.

By the members of the Audit Committee:

James H. Stanker, Chair
Dr. Roger L. Hagengruber
Joseph W. Lewis

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accounting firm.  Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service.  The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chair, for audit and permitted non-audit services.  Any service pre-approved by the Audit Committee or its Chair must be reported to the Audit Committee at the next scheduled quarterly meeting.  In addition, the pre-approval procedures require that all proposed engagements of BDO USA, LLP, for services of any kind be directed to the Company's Chief Financial Officer before they are submitted for approval prior to the commencement of any service.

The following table presents fees for professional audit services and other related services rendered by BDO USA, LLP, to the Company for the years ended December 31, 2016 and 2015.  The Audit Committee approved 100% of the services described in the following table.

	2016	2015

Audit fees (1)	$398,000	$380,000

Audit-related fees (2)	27,000	20,000

Tax fees	-	-

All other fees	-	-

Total Fees	$425,000	$400,000

(1)	Audit fees consisted of fees for the audit of the Company's consolidated financial statements, including quarterly review services in accordance with SAS No. 100 and statutory audit services for subsidiaries of the Company.

(2)	Audit related fees consisted of fees for the audit of the financial statements of the Company's 401(k) Savings Plan.

There were no other fees except as outlined in the above table.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid for all services rendered in all capacities to the Company and its subsidiaries by the Named Executive Officers for each of the last two completed fiscal years.  The Named Executive Officers listed in the following table include our principal executive officer ("PEO") and our two most highly compensated officers other than the PEO.

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Award(2)	All Other Compensation		Total
Kyle J. Loudermilk	2016	$350,000	$77,700	$1,039,321	$-	$12,487	(3)	$1,479,508
Chief Executive Officer	2015	$131,250	$25,000	$441,579	$-	$4,935		$602,764
Christopher D. Sorrells	2016	$290,005	$145,000	$840,061	$-	$5,660		$1,280,725
Chief Operating Officer	2015	$105,661	$-	$95,500	$8,006	$2,308		$211,475
Bahram Meyssami	2016	$225,000	$-	$-	$-	$6,163		$231,163
Chief Technology Officer	2015	$9,375	$-	$215,520	$-	$20		$224,915

(1)	The amounts in this column reflect the aggregate grant date fair value of RSU awards, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company's 1995 Long-Term Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for the fiscal year ended December 31, 2016, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2017.
(2)	The amount in this column reflects the aggregate grant date fair value of an option award made to Mr. Sorrells during his service as an independent Director of the Company prior to commencement of his service as Interim Chief Operating Officer on August 25, 2015, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company's 1995 Long-Term Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2015, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2016.
(3)	Consists of $5,300 for Company retirement plan matching, $360 for executive group term life insurance premiums, and $6,828 for personal vehicle expenditures.

Outstanding Equity Awards at December 31, 2016

The following tables set forth certain information with respect to unexercised options and unvested restricted share unit ("RSU") awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2016.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options at 12/31/2016					Equity Incentive Plan Awards
Name	Exercisable	Unexercisable		Option Exercise Price ($/share)	Option Expiration Date	Number of RSUs that have not vested		Market value of RSUs that have not vested (1)
Kyle J. Loudermilk	-	-		$-		569,116	(2)	$1,991,906

Christopher D. Sorrells	10,000	-		$2.45	5/17/2019	364,531	(3)	$1,275,859
	10,000	-		$2.15	3/7/2020
	10,000	-		$1.75	3/3/2021
	7,000	3,000	(4)	$1.54	3/2/2022
	4,000	6,000	(5)	$1.55	8/3/2022

Bahram Meyssami	-	-		$-		119,093	(6)	$416,826

(1)	Market value is based on the closing market price of our Common Stock on December 31, 2016 of $3.50.
(2)	These RSUs vest as follows: (a) 200,000 shares vest when the volume weighted average price ("VWAP") of the Company's common stock over a 30-day period exceeds $4.25 per share; (b) 250,000 shares vest when the VWAP of the Company's common stock over a 30-day period exceeds $6.00 per share, with 70,000 of these shares to be settled in Common Stock and the remaining 180,000 to be settled in cash upon vesting; (c) 26,289 shares vest on each of June 30, 2017, September 30, 2017, and December 31, 2017; (d) 10,061 shares vest on each of March 31, 2018, June 30, 2018, and September 30, 2018; and (e) 10,066 shares vest on December 31, 2018.
(3)	These RSUs vest as follows: (a) 125,000 shares vest when the VWAP of the Company's common stock over a 30-day period exceeds $4.25 per share; (b) 160,000 shares vest when the VWAP of the Company's common stock over a 30-day period exceeds $6.00 per share, with 85,000 of these shares to be settled in Common Stock and the remaining 75,000 to be settled in cash upon vesting; (c) 13,682 shares vest on each of June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, and June 30, 2018; (d) 5,557 shares vest on September 30, 2018; and (3) 5,564 shares vest on December 31, 2018.
(4)	All of these options vest on March 2, 2018.
(5)	3,000 of these options vest on August 3, 2017, and the remaining 3,000 of these options vest on August 3, 2018.
(6)	These RSUs vest as follows: (a) 48,000 shares vest when the VWAP of the Company's common stock over a 30-day period exceeds $4.25 per share; (b) 56,000 shares vest when the VWAP of the Company's common stock over a 30-day period exceeds $6.00 per share; (c) 2,156 shares vest on each of June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018, and September 30, 2018; and (d) 2,157 shares vest on December 31, 2018.

Employment Agreements – All of the Named Executive Officers have entered into employment agreements.  The terms of all of such agreements are summarized below.

Loudermilk Employment Agreement – Mr. Loudermilk entered into an employment agreement with the Company, dated July 1, 2015, as amended July 1, 2016 (the "Loudermilk Employment Agreement"), which provides that he will serve as the Chief Executive Officer and President of the Company for a term ending on December 31, 2018.  The term will automatically extend for an additional one year period on each December 31, starting December 31, 2017, unless either Mr. Loudermilk or the Company decides not to extend the term.  Under the Loudermilk Employment Agreement, Mr. Loudermilk is entitled to a base salary of at least $350,000, which may be increased (but not decreased) by the Compensation Committee.  In addition, Mr. Loudermilk is entitled to a bonus of $112,500, for 2015.  $25,000 of the bonus was paid to Mr. Loudermilk in August 2015, and the remainder was paid in February 2016.  Thereafter, Mr. Loudermilk is eligible for a bonus of up to 50% of his base salary, subject to achievement of annual performance goals.  Mr. Loudermilk is entitled to participate in all employee benefits available to senior executives or employees of the Company.  Benefits include a 401(k) savings plan, which is a tax-qualified retirement savings plan pursuant to which all U.S. employees (excluding Hyperspring, LLC), including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Code (a) on a before-tax basis for traditional 401(k) participants, and (b) on a post-tax basis for Roth 401(k) participants. The Company matches 50% of contributions up to 6% of eligible compensation to all 401(k) plan participants, subject to IRS compensation limits.

Mr. Loudermilk was also granted 850,000 performance-restricted stock units ("PRSUs") upon signing of the Loudermilk Employment Agreement, the terms of which are described in a Restricted Share Unit Agreement (the "Original Grant").  The Original Grant was amended on July 1, 2016, to cancel 450,000 PRSUs and reduce the measurement period for the performance goal from 90 to 30 consecutive trading days.  The Original Grant, as amended, provides that the PRSUs are payable in shares of the Company's common stock, subject to vesting based on the volume weighted average price ("VWAP") of the Company's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, as follows:

If 30 Consecutive Day VWAP Is	The Following Number of Shares will Vest
$2.50	200,000
$3.25	200,000

To replace the 450,000 PRSUs cancelled from the Original Grant, the Company and Mr. Loudermilk entered into two new Restricted Share Unit Agreements.  The Restricted Share Unit Agreement (Cash Award), dated July 1, 2016 (the "Replacement Cash Grant"), between the Company and Mr. Loudermilk awards him 180,000 PRSUs that will vest if the VWAP of the Company's common stock as quoted on the NYSE MKT exceeds $6.00 for a 30-consecutive trading day period.  Each PRSU granted under the Replacement Cash Grant represents the right to receive a cash payment in an amount equal to the fair market value of one share of the Company's common stock.  The Restricted Share Unit Agreement (Common Stock Award), dated July 1, 2016 (the "Replacement Stock Grant"), between the Company and Mr. Loudermilk awards him 270,000 PRSUs, payable in shares of the Company's common stock, that will vest as follows:

If 30 Consecutive Day VWAP Is	The Following Number of Shares will Vest
$4.25	200,000
$6.00	70,000

Any PRSUs that have not vested on or before June 30, 2021 will expire.  In addition, any unvested PRSUs will terminate upon termination of Mr. Loudermilk's employment except as follows:

If employment is terminated other than due to death, disability, Cause or Good Reason within the following dates…	the indicated percentage of then unvested RSUs will vest as stated below:
On or before June 30, 2016	75%
After June 30, 2016, but before June 30, 2017	65%
On or after June 30, 2017 but before June 30, 2018	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%

If the Company undergoes a Change of Control (defined below) either (i) by reason of a change in the majority ownership of the Company's voting stock following which Mr. Loudermilk terminates his employment for Good Reason, or (ii) by reason of the approval by the Company's stockholders of a liquidation, or fundamental transaction, then, in lieu of the vesting described in the paragraph immediately above, Mr. Loudermilk's unvested RSU's will vest as follows:

If the Change of Control occurs within the following dates…	the indicated percentage of then unvested options will vest as stated below:
On or before June 30, 2018	100%
On or after June 30, 2018	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%
On or after June 30, 2018	If VWAP is less than or equal to $2.50 for the ten trading day period ending immediately prior to the date of termination, 0%

During each fiscal year of his employment, starting with fiscal year 2016, Mr. Loudermilk will have the potential to earn 75% of his salary in PRSUs, RSUs, non-qualified stock options or a combination thereof based upon established performance criteria.

The Loudermilk Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Loudermilk Employment Agreement terminates due to Mr. Loudermilk's death, disability or for "Cause", the Company will pay him through the date of termination.  Termination for "Cause" includes:  willful and continued failure by Mr. Loudermilk to perform his duties (other than as a result of disability) after 30 days' notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Company's business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Loudermilk Employment Agreement.

If the Company terminates the Loudermilk Employment Agreement for any reason other than death, disability or Cause, or if Mr. Loudermilk terminates the Loudermilk Employment Agreement for "Good Reason", the Company will pay Mr. Loudermilk 12 months' salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance and 401(k) plan benefits for that 12 month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Loudermilk may terminate the Loudermilk Employment Agreement for "Good Reason" if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or material breach of the Loudermilk Employment Agreement by the Company.

The Loudermilk Employment Agreement provides Mr. Loudermilk with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control (defined below).  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Loudermilk will receive his base salary and benefits for a period of twelve (12) months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  A "Change of Control" occurs if either of the following events occur:  (1) Any person not in control of the Company as of the date of the Loudermilk Employment Agreement (other than an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes the beneficial owner of a majority of the combined voting power of the Company; or (2) the stockholders of the Company approve:  (x) a plan of complete liquidation of the Company; (y) an agreement for the sale or disposition of all or substantially all the Company's assets; or (z) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

Mr. Loudermilk agreed during the term of the Loudermilk Employment Agreement, and for a one year period following termination of the Loudermilk Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

Sorrells Employment Agreement – Mr. Sorrells entered into an employment agreement with the Company, dated August 15, 2016 (the "Sorrells Employment Agreement"), which provides that he will serve as the Chief Operating Officer of the Company for a term ending on December 31, 2018.  The term will automatically extend for an additional one year period on each December 31, starting December 31, 2018, unless either Mr. Sorrells or the Company decides not to extend the term.  Under the Sorrells Employment Agreement, Mr. Sorrells is entitled to a base salary of at least $290,000, which may be increased (but not decreased) by the Compensation Committee.  In addition, Mr. Sorrells is eligible for a bonus of up to 50% of his base salary, subject to the achievement of certain performance goals.  Mr. Sorrells is entitled to participate in all employee benefits available to senior executives or employees of the Company, as described above with respect to Mr. Loudermilk.

Mr. Sorrells was also granted 400,000 RSUs upon signing of the Sorrells Employment Agreement, the terms of which are described in two Restricted Share Unit Agreements, each dated August 15, 2016, one of which provides for vesting of up to 335,000 PRSUs based upon the Company's common stock price (the "Performance Vesting Grant") and the other of which provides for vesting of up to 65,000 RSUs in equal installments on a quarterly basis through June 30, 2018 (the "Time Vesting Grant").  In addition, Mr. Sorrells was granted 75,000 cash-settled PRSUs upon signing of the Sorrells Employment Agreement, the terms of which are described in a Restricted Share Unit Agreement (Cash Award), dated August 15, 2016, which provides for vesting of up to 75,000 cash-settled RSUs based upon the Company's common stock price (the "Cash Settled Performance Vesting Grant").

The Performance Vesting Grant provides that the PRSUs are payable in shares of the Company's common stock, subject to vesting based on the VWAP of the Company's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, as follows:

If 30 Consecutive Day VWAP Is	The Following Number of Shares will Vest
$3.25	125,000
$4.25	125,000
$6.00	85,000

The Time Vesting Grant provides that the RSUs are payable in shares of the Company's common stock, subject to vesting in equal installments of 8,125 RSUs per quarter at the end of each of the next eight calendar quarters beginning September 30, 2016, and continuing until June 30, 2018, and further subject to Mr. Sorrells's continued employment with the Company through June 30, 2018 (other than in the event of a Change in Control).

The Cash Settled Performance Vesting Grant provides that the RSUs are payable in an amount equal to the fair market value of shares of the Company's common stock, subject to vesting based upon satisfaction of all of the following conditions:

(i)	Mr. Sorrells continues to be employed by the Company (other than in the event of a Change in Control); and
(ii)
for all 75,000 of the cash-settled RSUs, the VWAP of the Company's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, exceeding $6.00 for a 30 consecutive trading day period ending on or prior to August 15, 2021.

Any PRSUs (granted pursuant to the Performance Vesting Grant or the Cash Settled Performance Vesting Grant) that have not vested on or before August 15, 2021, will expire.  In addition, any unvested PRSUs will terminate upon termination of Mr. Sorrells's employment except as follows:

If employment is terminated other than due to death, disability, Cause or Good Reason within the following dates…	the indicated percentage of then unvested PRSUs will vest as stated below:
On or before August 15, 2017	75%
After August 15, 2017, but before August 15, 2018	65%
On or after August 15, 2018 but before August 15, 2019	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%

Any time vesting RSUs (granted pursuant to the Time Vesting Grant) that have not vested on or before July 1, 2018, will expire, and any unvested time vesting RSUs will be forfeited upon the termination of Mr. Sorrells's employment for any reason, unless he continues to serve on the Company's Board of Directors.

For PRSUs (granted pursuant to the Performance Vesting Grant or the Cash Settled Performance Vesting Grant), if, prior to August 15, 2021, the Company undergoes a Change of Control either (i) by reason of a change in the majority ownership of the Company's voting stock following which Mr. Sorrells terminates his employment for Good Reason, or (ii) by reason of the approval by the Company's stockholders of a liquidation, or fundamental transaction, then, in lieu of the vesting described above, Mr. Sorrells's unvested PRSUs will vest as follows:

If the Change of Control occurs within the following dates…	the indicated percentage of then unvested options will vest as stated below:
On or before August 15, 2019	100%
On or after August 15, 2019	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%
On or after August 15, 2019	If VWAP is less than or equal to $2.50 for the ten trading day period ending immediately prior to the date of termination, 0%

In the event of a Change in Control, the Time Vesting Grant provides that the RSUs will become 100% vested as of the effective date of the Change in Control.

During each fiscal year of his employment, starting with fiscal year 2017, Mr. Sorrells will have the potential to earn 50% of his salary in RSUs, non-qualified stock options or a combination thereof based upon established performance criteria.

The Sorrells Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Sorrells Employment Agreement terminates due to Mr. Sorrells's death, disability or for "Cause", the Company will pay him through the date of termination.  Termination for "Cause" includes:  willful and continued failure by Mr. Sorrells to perform his duties (other than as a result of disability) after 30 days' notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Company's business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Sorrells Employment Agreement.

If the Company terminates the Sorrells Employment Agreement for any reason other than death, disability or Cause, or if Mr. Sorrells terminates the Sorrells Employment Agreement for "Good Reason", the Company will pay Mr. Sorrells six months' salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance and 401(k) plan benefits for that six month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Sorrells may terminate the Sorrells Employment Agreement for "Good Reason" if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or material breach of the Sorrells Employment Agreement by the Company.

The Sorrells Employment Agreement provides Mr. Sorrells with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Sorrells will receive his base salary and benefits for a period of twelve (12) months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.

Mr. Sorrells agreed during the term of the Sorrells Employment Agreement, and for a one year period following termination of the Sorrells Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

Before entering into the Sorrells Employment Agreement, Mr. Sorrells was granted 125,000 PRSUs, the terms of which are described in the Restricted Share Unit Agreement, dated August 25, 2015, which provides for vesting based upon the VWAP of the Company's common stock price.  On July 1, 2016, the Company and Mr. Sorrells amended the Restricted Share Unit Agreement to reduce the measurement period for the performance goal from 90 to 30 consecutive trading days.

Meyssami Employment Agreement – Mr. Meyssami entered into an employment agreement with the Company, dated December 1, 2015 (the "Meyssami Employment Agreement"), which provides that he will serve as the Chief Technology Officer of the Company for a term ending on December 31, 2017.  The term will automatically extend for an additional one year period on each December 31, starting December 31, 2016, unless either Mr. Meyssami or the Company decides not to extend the term.  Under the Meyssami Employment Agreement, Mr. Meyssami is entitled to a base salary of at least $225,000, which may be increased (but not decreased) by the Board of Directors.  In addition, Mr. Meyssami is eligible for a bonus of up to 25% of his base salary, subject to the achievement of certain performance goals.  Mr. Meyssami is entitled to participate in all employee benefits available to senior executives or employees of the Company, as described above with respect to Mr. Loudermilk.

Mr. Meyssami was also granted 200,000 PRSUs upon signing of the Meyssami Employment Agreement, the terms of which are described in a Restricted Share Unit Agreement, dated December 1, 2015.  On July 1, 2016, the Company and Mr. Meyssami amended the Restricted Share Unit Agreement to reduce the measurement period for the performance goal from 90 to 30 consecutive trading days.  Accordingly, the PRSUs are payable in shares of the Company's common stock, subject to vesting based on VWAP of the Company's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, as follows:

If 30 Consecutive Day VWAP Is	The Following Number of Shares will Vest
$2.50	48,000
$3.25	48,000
$4.25	48,000
$6.00	56,000

Any PRSUs that have not vested on or before November 30, 2021 will expire.  In addition, any unvested PRSUs will terminate upon termination of Mr. Meyssami's employment except as follows:

If employment is terminated other than due to death, disability, Cause or Good Reason within the following dates…	the indicated percentage of then unvested RSUs will vest as stated below:
On or before November 30, 2016	75%
After November 30, 2016, but before November 30, 2017	65%
On or after November 30, 2017 but before November 30, 2018	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%

If the Company undergoes a Change of Control (defined below) either (i) by reason of a change in the majority ownership of the Company's voting stock following which Mr. Meyssami terminates his employment for Good Reason, or (ii) by reason of the approval by the Company's stockholders of a liquidation, or fundamental transaction, then, in lieu of the vesting described in the paragraph immediately above, Mr. Meyssami's unvested RSU's will vest as follows:

If the Change of Control occurs within the following dates…	the indicated percentage of then unvested options will vest as stated below:
On or before November 30, 2018	100%
On or after November 30, 2018	If VWAP is greater than $2.50 for the ten trading day period ending immediately prior to the date of termination, 50%
On or after November 30, 2018	If VWAP is less than or equal to $2.50 for the ten trading day period ending immediately prior to the date of termination, 0%

During each fiscal year of his employment, starting with fiscal year 2016, Mr. Meyssami will have the potential to earn 25% of his salary in RSUs, non-qualified stock options or a combination thereof based upon established performance criteria.

The Meyssami Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Meyssami Employment Agreement terminates due to Mr. Meyssami's death, disability or for "Cause", the Company will pay him through the date of termination.  Termination for "Cause" includes:  willful and continued failure by Mr. Meyssami to perform his duties (other than as a result of disability) after 30 days' notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Company's business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Meyssami Employment Agreement.

If the Company terminates the Meyssami Employment Agreement for any reason other than death, disability or Cause, or if Mr. Meyssami terminates the Meyssami Employment Agreement for "Good Reason", the Company will pay Mr. Meyssami six months' salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance and 401(k) plan benefits for that six month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Meyssami may terminate the Meyssami Employment Agreement for "Good Reason" if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or material breach of the Meyssami Employment Agreement by the Company.

The Meyssami Employment Agreement provides Mr. Meyssami with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Meyssami will receive his base salary and benefits for a period of six months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to 50% of the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.

Mr. Meyssami agreed during the term of the Meyssami Employment Agreement, and for a one year period following termination of the Meyssami Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

COMPENSATION OF DIRECTORS

In 2016, the Company both (a) issued stock option awards or RSUs and (b) paid cash compensation to independent directors as described below.

Annual Retainer:  An annual retainer of $12,000 is paid to all directors who do not chair a committee or the Board and are classified as "independent directors" based upon the SEC and NYSE MKT criteria for independent directors.  The Chair of the Compensation Committee, the Chair of the Audit Committee, and the Chair of the Board are each paid an annual retainer of $25,000 per year.

Board and Committee Meeting Attendance Fees:  Independent directors are paid $1,500 for each Board meeting attended.  Members of the Audit Committee and the Compensation Committee receive $500 for each committee meeting attended.

Stock Options or RSUs:  On an annual basis, each independent director historically has been awarded non-qualified Company stock options to purchase 10,000 shares of the Company's common stock, pursuant to the Company's Plan.  For new independent directors Stanker and Sundaram, the Company awarded RSUs rather than stock options, pro-rated to reflect the portion of 2016 during which each served as directors.

The table below summarizes the compensation paid by the Company to independent directors, who are not included in the Executive Summary Compensation Table above.

	Fees Earned
	or Paid in	Stock	Option
	Cash	Awards (1)	Awards (1)	Total

Sheldon L. Glashow	$20,000	$	$11,500	$31,500
Roger L. Hagengruber	38,000		11,500	49,500
Joseph W. Lewis	37,500		11,500	49,000
Jane Bryant Quinn	36,500		11,500	48,000
James H. Stanker	13,917	18,252		32,169
Suresh Sundaram	9,833	14,492		24,325

(1)
The amounts in this column reflect the aggregate grant date fair value of each stock award and option award, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company's 1995 Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for the fiscal year ended December 31, 2016, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2017.  The aggregate number of option awards outstanding at fiscal year-end for each independent director was as follows:  for Dr. Glashow, 0 options; for Dr. Hagengruber, 70,000 options; for Mr. Lewis, 70,000 options; and for Ms. Quinn, 75,833 options.

On June 7, 2016, the Board terminated its existing policy of awarding non-employee directors non-qualified Company stock options to purchase 10,000 shares of the Company's common stock in March of each year.  Instead, to align the award of equity compensation with the election of directors at the annual meeting of stockholders and to observe what were determined to be best practices, the Board resolved to award each of the non-employee directors an annual total number of restricted stock units pursuant to the Company's 1995 Long-Term Incentive Plan, which amount would be determined by dividing $25,000 by the closing price per share of the Company's common stock on the last trading day prior to the grant (i.e., the annual meeting of stockholders), but in no event more than 10,000 restricted stock units.  On December 8, 2016, the Board further resolved to revise the manner in which it pays cash compensation to its non-employee directors and adopted the following:  an annual retainer of $20,000 is paid to all directors who do not chair a committee or the Board and are classified as "independent directors" based upon the SEC and NYSE MKT criteria for independent directors.  The Chair of the Compensation Committee, the Chair of the Audit Committee, and the Chair of the Board are each paid an additional annual retainer of $5,000 per year.  The Chair of the Nominating Committee is paid an additional annual retainer of $2,500 per year.

The Company intends to consider further modifications to the manner in which it compensates its non-employee directors in order to continue to attract high-quality individuals to serve on the Board and to align its compensation of non-employee directors with best practices observed by similar companies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Mr. Lewis, Ms. Quinn (Chair), and Mr. Stanker.  No member of the Compensation Committee has served as a Company officer or employee at any time.  None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board.  None of our executive officers serve as a member of the Board of Directors of any other company that has an executive officer serving as a member of our Compensation Committee.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

Proposal 1:  Election of Directors

Currently there are seven directors serving on the Board and there is one vacant seat.  The Board is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.  Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.  To be elected to the Board of Directors, a nominee for Director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.

The terms of Dr. Roger Hagengruber and Mr. James Stanker will expire at the 2016 Annual Meeting.  Dr. Hagengruber has announced his retirement from the Board and, therefore, informed the Board that he would not stand for reelection.  Mr. Stanker has been nominated to stand for reelection and Mr. Fuller has been nominated for election at the Annual Meeting.  If elected, each of Mr. Stanker and Mr. Fuller would hold office until the 2020 Annual Meeting and until their successors are duly elected and qualified.  Biographical information, including professional background and business-related experience, for each of the nominees and incumbent directors is contained in the section captioned "Information About Directors and Executive Officers."

The proxies solicited hereby, unless directed to the contrary, will be voted FOR election of the nominees.  All of the nominees have consented to being named in this Proxy Statement and to serve if elected.  The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the Board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF JAMES H. STANKER AND JOHN D. FULLER

Proposal 2:  Non-Binding Resolution Regarding the Frequency for Future Stockholder Advisory Votes on the Compensation of the Company's Named Executive Officers

At the 2011 Annual Meeting of Stockholders, the Company's stockholders recommended to the Board of Directors that the Company hold a "say on pay" vote every year, and the Company has done so.  In accordance with applicable securities laws, the Board of Directors is now providing the stockholders another opportunity to consider the frequency of such advisory votes.

Recognizing that it has become common practice in recent years for public companies to offer their stockholders an opportunity to review named executive officer compensation on an annual basis, we recommend to our stockholders that the Company continue to follow an annual review cycle.  We believe that holding an advisory vote on executive compensation annually will present stockholders the greatest opportunity to assess the appropriateness of the Company's compensation structure and to express their guiding views to the Board of Directors.

Stockholders will be able to specify one of four choices for this proposal on the proxy card:  every one year, every two years, every three years, or abstain.  Stockholders are not voting to approve or disapprove the Board's recommendation.  This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors.  Notwithstanding the Board of Director's recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Of the four choices, the option receiving the largest number of the votes cast will be considered as the recommendation of the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF HOLDLING FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS EVERY ONE YEAR.

Proposal 3:  Non-Binding Resolution to Approve Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are providing stockholders the chance to approve, in a non-binding vote, the Company's executive compensation as reported in this Proxy Statement.  As described above, we are providing stockholders with this opportunity on an annual basis pursuant to the recommendation of stockholders at the 2011 Annual Meeting that the Company hold a "say on pay" vote every year.

Our executive compensation programs are designed to support the Company's long-term success.  The Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to attract, retain, and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company;

•	provide incentives for executive officers for superior performance; and

•	to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company's success.

We urge stockholders to read the "Executive Compensation" disclosure set forth in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our Named Executive Officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in that disclosure are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company's success.

We are asking stockholders to approve the following non-binding resolution at the Annual Meeting:

RESOLVED, that the stockholders of GSE Systems, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in accordance with compensation disclosure rules of the Securities and Exchange Commission, including as set forth in the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company's Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS SET FORTH IN THE SUMMARY COMPENSATION TABLE AND THE RELATED COMPENSATION TABLES AND NARRATIVE IN THE PROXY STATEMENT, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

Proposal 4:  Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed the firm of BDO USA, LLP ("BDO") as the independent registered public accounting firm of the Company for 2017.  BDO was also the Company's independent registered public accounting firm for fiscal years 2015 and 2016.  Representatives of BDO are expected to attend the Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.  The Board has been advised by BDO USA, LLP, that neither the firm nor any member of the firm has a direct or indirect financial interest in the Company or its subsidiaries.

For a description of the Audit Committee's pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned "Audit Committee Pre-Approval of Audit and Non-Audit Services."

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.  The stockholders' ratification of the appointment of BDO USA, LLP, will not impact the Audit Committee's responsibility pursuant to its charter to appoint, replace and discharge the independent auditors.  If the stockholders do not ratify the appointment of BDO USA, LLP, the Board of Directors may reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP, AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Other Business

As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein.  If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.  In addition, if (i) any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any stockholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then stockholders present at the meeting may vote on such items.  If you are represented by proxy, your proxy will vote your shares using his discretion.

By Order of the Board of Directors
Daniel W. Pugh
General Counsel and Secretary
Sykesville, Maryland

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E28920-P93090 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

GSE SYSTEMS, INC.

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

**Nominees:**

01) James H. Stanker
02) John D. Fuller

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**The Board of Directors recommends you vote ONE YEAR on the following proposal:**

| | One Year | Two Years | Three Years | Abstain |
|---|---|---|---|---|
| 2. A non-binding resolution regarding the frequency for future advisory votes on the compensation of the Company's named executive officers. | ☐ | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposals 3 and 4.**

| | For | Against | Abstain |
|---|---|---|---|
| 3. A non-binding resolution to approve the Company's executive compensation. | ☐ | ☐ | ☐ |
| 4. To ratify the appointment of BDO USA, LLP, an independent registered public accounting firm, as the Company's independent registered public accountants for the current fiscal year. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion as to such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V.1.1

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E28921-P93090

**GSE SYSTEMS, INC.**
**PROXY FOR ANNUAL MEETING OF STOCKHOLDERS**
**To be held on June 12, 2017**
**This proxy is solicited on behalf of the Board of Directors of GSE Systems, Inc.**

The undersigned hereby constitutes and appoints Daniel Pugh and/or Kyle Loudermilk, or either of them, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") to be held at the Company's headquarters at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 at 9:00 a.m. local time, on June 12, 2017, and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs said attorneys and proxies to vote as stated on the reverse side with respect to the matters described in the accompanying proxy statement.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Address Changes/Comments:** ______________________________________________

______________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**

V.1.1